EXHIBIT 10.45

CFO	911
Accounting and Finance Solutions

Save the World Air, Inc.
Engagement Agreement

Advisor	CFO 911 will be the exclusive accounting and financial advisor (“Advisor”) responsible for completion of the project during the engagement (the “Agreement”).

Role	To act as the Company’s Chief Financial Officer, overseeing all of Save the World Air (the “Company”) financial management and accounting activities, including helping design and oversee an efficient monthly accounting closing process, review of the Company’s monthly financial statements, llaison with the Company’s external accountants on a monthly or quarterly basis and certifying the Company’s public financial statements as the Company’s Chief Financial Officer.

Term	Twelve Months, with appropriate extensions as agreed to by the Advisor and the Company. After three months, the engagement will be reviewed as to the scope and compensation terms and either party can cancel with one month’s written notice.

Fees:	The Advisor shall be compensated as follows:

As part of the Initial compensation, the Advisor will receive stock options, a portion to vest Immediately and the balance to vest ratably ever the initial term of the engagement. Such amount and terms of the stock options will be mutually agreed to by the Company and the Advisor.

On an ongoing monthly basis, a fee of $4,000 a month, payable in advance, for performing the services detailed above (under the “Role” section) in those months where a 10K or 10Q SEC financial filing is not required. In those months where a 10K or 10Q SEC financial filing is required, a fee of $8,000 a month will be paid for performing the services detailed above. When filing the next 10K for March 31, 2007, there might be an additional fee based on the work involved.

Expenses	Reimbursement of all out-of-pocket expenses (including fees and disbursements of professionals such as legal counsel, if required).

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Indemnification	Customary indemnification normally accorded to accounting and financial advisors shall hold harmless the Advisor from any losses, claims or damages resulting from the Advisor’s services, except as delineated in the Chief Financial Office Certification requirements of the Sarbanes Oxley Act. A separate indemnification agreement shall be executed in a form satisfactory to the Advisor.

In the event the Advisor is called to testify, provide legal support or be a witness on behalf of the Company for any event at any time, all legal expenses and professional time will be reimbursed by the Company.

Arbitration	Any dispute between the Advisor and the Company regarding the construction or application of the Agreement and the related services will, upon a written request, be submitted to arbitration, and this arbitration shall comply with and be governed by the provisions of the American Arbitration Association and shall take place in Los Angeles, California. The prevailing party shall be entitled to attorney fees and costs incurred in connection with any such dispute.

Governing Law	This Agreement shall be governed by the laws of the State of California. Further, no change or modification of this Agreement shall be valid or binding unless such change or modification shall be in writing.
AGREED TO AND ACCEPTED THIS 11TH DAY OF JANUARY, 2007

CFO 911 8055 W. Manchester Ave., Suite 405 Playa del Rey, CA 90232 (310) 574-9119			Save the World Air, Inc. 5125 Lankershim Blvd. North Hollywood, CA 91601 (818) 487-8000

By:			By:
	Name:	Mr. Charles K. Dargan II		Name:	Mr. Bruce McKinnon
	Title:	Principal		Title:	President/CEO
Date:	January 11, 2007		Date:	January 11, 2007

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CFO	911
Accounting and Finance Solutions

The Scope Letter
The scope of the Agreement (the “Agreement”) dated January 11, 2007, by and between CFO 911 (the “Advisor”) and Save the World Air, Inc. (the “Company”) is limited to the details herein. The tasks to be performed as delineated herein are to be completed within the term of the Agreement. The scope of the Agreement may only be modified by written consent of both the Advisor and the Company.
     The tasks are as follows:
1.	Review and establish the Company’s monthly accounting closing process.

2.	Specific additional activities shall include:
A.	Review and implementation of the Company’s monthly financial statements.

B.	Act as the liaison with the Company’s external accountants.

C.	Certify the Company’s public financial statements as the Company’s Chief Financial Officer.

D.	Assist with and implement accounting procedures as necessary in order to produce timely financial statements.

E.	Transition to the permanent Chief Financial Officer, at the appropriate time.
     Caveats:
1.	The Company shall have a sufficient 10K or 10Q document with sufficient disclosures, as mutually decided by the Company and the Advisor. If not, then an additional fee will be charged as discussed in the Agreement.

2.	The Company shall also be successful in raising interim capital and long-term equity capital as discussed with management, in order to maintain the operations of the Company.
AGREED TO AND ACCEPTED THIS 11TH DAY OF JANUARY, 2007

CFO 911 8055 W. Manchester Ave., Suite 405 Playa del Rey, CA 90232 (310) 574-9119			Save the World Air, Inc. 5125 Lankershim Blvd. North Hollywood, CA 91601 (818) 487-8000

By:			By:
	Name:	Mr. Charles K. Dargan II		Name:	Mr. Bruce McKinnon
	Title:	Principal		Title:	President/CEO
Date:	January 11, 2007		Date:	January 11, 2007

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